UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

AML COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of Annual Meeting of Stockholders
To be held September 10, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of AML Communications, Inc., (the “Company”) which will be held on Thursday, September 10, 2009, at 10:00 a.m. at the office of the Company, 1000 Avenida Acaso, Camarillo, California 93012.

At the Annual Meeting, stockholders will be asked to consider the following proposals:

1.	To elect 5 directors as described in the accompanying Proxy Statement to hold office until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Kabani & Company, Inc. as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 17, 2009 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  Only stockholders of record as of the Record Date are entitled to such notice and to vote at the Annual Meeting.

All of the Company's stockholders are invited to attend the Annual Meeting.  YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE.  NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU SEND IN YOUR PROXY TO THE MEETING.

By Order of the Board of Directors, /s/ Edwin J. McAvoy Edwin J. McAvoy Secretary

Camarillo, California
July 24, 2009

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 10, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AML Communications, Inc., a Delaware corporation (the "Company" or "AML"), of proxies for use at the 2009 Annual Meeting of Stockholders of AML (the "Annual Meeting") to be held on Thursday, September 10, 2009, at 10:00 a.m. at the office of the Company located at 1000 Avenida Acaso, Camarillo, California 93012 and at any adjournment(s) or postponement(s) thereof.  The Company intends to mail this proxy statement and accompanying proxy card on or about August 7, 2009 to all stockholders entitled to vote at the Annual Meeting.

We will only deliver one Proxy Statement and Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

AML Communications Inc.
Attn:  Corporate Secretary
1000 Avenida Acaso
Camarillo, CA  93012
Telephone: (805) 388-1345

If you are receiving multiple copies of our Proxy Statement and Annual Report and would like to receive only one copy, you may contact us at the above address or telephone number.

VOTING RIGHTS

Stockholders of record as of the close of business on July 17, 2009 (the “Record Date”) have the right to receive notice of and to vote at the Annual Meeting.  On July 17, 2009, AML had issued and outstanding 10,654,665 shares of Common Stock, $.01 par value (the "Common Stock"), the only class of voting securities outstanding.

Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock held as of the Record Date.  The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum for transacting business.  Abstentions, votes withheld and “broker non-votes” are counted for purposes of determining the presence of a quorum for the transaction of business.  Directors are elected by a plurality of the votes cast in the election.  With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.  The affirmative vote of the holders of a majority of the shares of Common Stock, present at the meeting in person or by proxy, is required to approve all other proposals brought before the meeting.  Shares which abstain from voting as to these matters and shares held in “street name” by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to these matters (broker non-votes) will not be counted as votes in favor of such matters.  For purposes of determining whether the affirmative vote of a majority of shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.  Accordingly, abstentions will have the effect of a vote “against” the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

PERSONS MAKING THE SOLICITATION

The Proxy is solicited on behalf of the Board of Directors of the Company.  The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy.  The Board of Directors does not intend to use specially engaged employees or paid solicitors.  The Board of Directors also intends to solicit Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees or their nominees.  The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares.  All solicitation expenses are being paid by the Company.

TERMS OF THE PROXY

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters.  By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates, and with respect to all other matters, whether the Proxy holder shall vote for or against or be without authority to vote on such matters.

The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction.  In the absence of instructions, shares represented by valid Proxies will be voted for the five nominees for director and for the ratification of Kabani & Company, Inc. as our independent registered public accountant.  If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment.  A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date.  Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

The Company’s principal executive offices are located at 1000 Avenida Acaso, Camarillo, California 93012 and its phone number is (805) 388-1345.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 17, 2009, by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each Director of the Company, (iii) the Chief Executive Officer and the two officers that were compensated more than $100,000 during the last fiscal year (collectively, the “Named Executive Officers”) and (iv) all Directors and executive officers as a group.  Except as otherwise noted, each named beneficial owner has sole voting and investment power with respect to the shares owned.

	Amount and
	Nature of
	Beneficial		Percent of
	Ownership		Outstanding
Beneficial Owner	of Common Stock		Common Stock (1)
Jacob Inbar (2)	1,826,251	(3)(4)	16.52%
Tiberiu Mazilu (2)	1,060,181	(5)(6)	9.66%
Edwin J. McAvoy (2)	788,887	(7)	7.12%
Richard W. Flatow (2)	164,554	(8)	1.53%
Gerald M. Starek (2)	328,392	(9)	3.05%
All current executive officers and directors
as a group (5 persons) (10)	4,168,265	(10)	34.57%

(1)
Applicable percentage of ownership is based on 10,654,665 shares of Common Stock outstanding as of July 17, 2009, together with applicable options for such stockholder exercisable within 60 days.  Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of such person is 1000 Avenida Acaso, Camarillo, California 93012.

(3)	Includes 1,352,084 shares owned by Jacob Inbar and Catherine Inbar, Trustees of the Inbar Trust U/A/D 3/13/1990 and 75,000 shares owned by Jacob Inbar.

(4)	Includes 399,167 shares issuable pursuant to options exercisable within 60 days.

(5)
Includes 252,595 shares owned by Tiberiu Mazilu; 427,755 shares owned by Tiberiu Mazilu and Doina Mazilu, Trustees of the Mazilu Family Trust dated 4/5/96; and 70,000 shares owned by Crina Izvemariu and Doina Mazilu, Trustees of Izvemariu Exemption Trust dated 5/26/02.

(6)	Includes 324,999 shares issuable pursuant to options exercisable within 60 days.

(7)	Includes 429,999 shares issuable pursuant to options exercisable within 60 days.

(8)	Includes 133,125 shares issuable pursuant to options exercisable within 60 days.

(9)	Includes 114,375 shares issuable pursuant to options exercisable within 60 days.

(10)	Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of all current executive officers and directors as a group.

Change in Control

To the knowledge of management, there are no present arrangements that may result in a change of control of the Company, nor has any change in control occurred since the beginning of our last fiscal year.

Proposal No. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors will be elected annually by the Company’s stockholders at the annual meeting to serve until the next annul meeting or until their successors have been duly qualified and elected.

The Board of Directors has approved the nominations of five persons to serve until the 2010 Annual Meeting of Stockholders or until each director’s successor is elected and qualified.  Each Proxy, unless otherwise specified, will be voted for the election to the Board of Directors of the nominees set forth below.  The Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting.

In the event that a nominee for director listed below should become unavailable for election for any reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies.  To the best of the Company's knowledge, the nominees are and will be available to serve.

There are no family relationships among any of our directors or executive officers. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director.

The following table sets forth the names and ages of the nominees, the year each nominee was first elected as a director, and the positions each nominee holds with the Company.

Nominees for term expiring in 2010:

			Director
Name	Age	Positions	Since

Tiberiu Mazilu, Ph.D.	63	Vice President of Engineering and Director	2001

Richard W. Flatow	68	Director	1995

Edwin J. McAvoy	65	Vice President of Sales, Director, and Corporate Secretary	2001

Jacob Inbar	60	Chairman of the Board, Chief Executive Officer, and President	1986

Gerald M. Starek	68	Director	1999

Biographical Information of the Nominees

Jacob Inbar is a co-founder of the Company, has been a Director since its inception and has been the Company’s Chairman of the Board of Directors since December 1995.  Mr. Inbar has held the positions of President and Chief Executive Officer since February 2001 and previously held these positions from the Company’s inception until February 1999.  Mr. Inbar holds a B.S. in Electrical Engineering from Ben Gurion University, Israel and an M.B.A. from California Lutheran University.

Tiberiu Mazilu, Ph.D. is a co-founder of the Company and has served as its Vice President of Engineering since February 2001 and as a Director since March 2001.  Dr. Mazilu previously served as the Company’s Technical Fellow from March 2000 until February 2001, as Vice President, Engineering from February 1999 to March 2000, and as Vice President, Custom Products and Director from January 1987 to February 1999.  Dr. Mazilu served as the Company's Chairman of the Board from January 1987 until September 1995.  Dr. Mazilu holds a Ph.D. in Electrical Engineering, with a specialty in electromagnetics, from the University of California, Los Angeles.

Edwin J. McAvoy is a co-founder of the Company and has served as its Vice President, Sales and Marketing and as a Director since March 2001.  Mr. McAvoy previously served as the Company’s Vice President, Sales and Marketing and as a Director from November 1986 until February 1999 and then as Director of Custom Programs from March 1999 to September 2000.  Mr. McAvoy holds a B.S. degree in Applied Engineering from Technical College, Grimsby, England.

Richard W. Flatow has been a director of the Company since December 1995, and has been the President of RWF Enterprises, a management consulting firm he founded in 1994.  From 1993 to 1994, Mr. Flatow was President and Chief Executive Officer of Futurekids, Inc., a franchiser of computer training for children. From 1991 to 1993, Mr. Flatow was a Managing Partner and Senior Consultant for Hankin & Co., a middle-market management consulting firm. From 1986 to 1990 he was Chairman, President and Chief Executive Officer for Avalon Marketing, Inc., a consumer products and distribution company.  Mr. Flatow held several executive positions at Avon Products, Inc., from 1969 to 1986, where his last position was Group Vice President for Sales and Distribution.

Gerald M. Starek has been a director of the Company since March 1999, and has served as a Director of Advanced Energy Industries, Inc. since 1998 (NASDAQ: AEIS).  From 1993 to 1995, Mr. Starek served on the Board of Directors of Systems Chemistry, Inc., a privately held company that was purchased in 1995 by SubMicron Systems, Inc.  Previously, Mr. Starek served as President, Chief Executive Officer and Chairman of the Silicon Valley Group, a supplier of automated wafer processing equipment for the semiconductor industry, which he founded in 1977.

The Board of Directors recommends a vote FOR each of the nominees as a director.

Proposal No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kabani & Company, Inc. acted as the Independent Registered Public Accounting Firm for the Company during the fiscal year ended March 31, 2009.  Representatives of this firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors requests that stockholders ratify its selection of Kabani & Company, Inc. as our independent registered public accountant for the current fiscal year.  Stockholder ratification of the selection of Kabani & Company, Inc. as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of Kabani & Company, Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may appoint a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

The following table sets forth fees billed to us by our auditors, Kabani & Company, Inc. during the fiscal years ended March 31, 2009 and March 31, 2008 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

		For the period ended
		March 31, 2009	March 31, 2008
(i)	Audit fees	$66,000	$71,000
(ii)	Audit related fees	—	—
(iii)	Tax fees	—	—
(iv)	All other fees	—	—
		$66,000	$71,000

Approval Policies and Procedures. We have implemented pre-approval policies and procedures related to the provision of audit services and an approval policy for non-audit services. Under these procedures, our Audit Committee pre-approves the audit services to be provided by our auditors and the estimated fees related to these services. The Audit Committee approves non-audit services and the related fees after they have been provided by our auditors. All fees set forth in the table above have been approved by the Audit Committee. The Audit Committee pre-approved all auditing services and non-audit services not prohibited by law to be performed by AML’s independent auditors.

All hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year were attributed to work performed by the principal accountant’s full time, permanent employees.

The Board of Directors recommends a vote FOR the ratification of Kabani & Company, Inc. as the Company’s independent registered public accounting firm for the 2010 fiscal year.

Executive Officers

Jacob Inbar – Please see bio under Proposal 1 above.

Tiberiu Mazilu, Ph.D. – Please see bio under Proposal 1 above.

Edwin J. McAvoy – Please see bio under Proposal 1 above.

Heera Lee has served as its Principal Financial Officer and Director of Finance since July 2006. Ms. Lee previously served as the Company’s Accountant from October 2004 to July 2006. Ms. Lee holds a B.S. in Accounting from California State University, Northridge.

To the best of our knowledge, other than as provided below, (i) there are no material proceedings to which any of our executive officers is a party, or in which he or she has a material interest, adverse to us; and (ii) during the past five years, none of our executive officers has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•
had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or
(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;
•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended March 31, 2009 and 2008.  The following table summarizes all compensation for the fiscal years ended March 31, 2009 and 2008 received by our Chief Executive Officer and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2009.  As per Item 402(c) of Regulation S-K, there are no material factors necessary to an understanding of the information disclosed in the Summary Compensation Table below.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (11)	Non-Equity Incentive Plan Compen- sation ($)	Nonquali -fied Deferred Compen-sation Earnings ($)	All Other Compen -sation ($) (12)	Total ($)
Jacob Inbar, Chief Executive Officer	2009 2008	$200,000 $165,000	$28,560 (1) $15,300 (2)	- -	$12,197 (3) $11,100 (4)(5)	- -	- -	$11,400 $11,400	$252,157 $202,800
Edwin McAvoy, Vice President of Sales	2009 2008	$160,000 $134,000	$20,008 (1) $10,776 (2)	- -	$15,468 (6) $12,250 (7)(8)	- -	- -	$8,400 $8,400	$203,876 $165,426
Tiberiu Mazilu, Vice President of Engineering	2009 2008	$160,000 $134,000	$20,008 (1) $10,776 (2)	- -	$8,712 (9) $9,250 (10)	- -	- -	$8,400 $8,400	$197,120 $162,426

(1)	These amounts include the bonus earned during the fiscal year ended March 31, 2009, but paid during fiscal 2010.
(2)	These amounts include the bonus earned during the fiscal year ended March 31, 2008, but paid during fiscal 2009.
(3)
35,000 stock options were granted to Jacob Inbar on September 11, 2008.  The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 3.50 years; risk-free interest rate of 2.86%; volatility rate of 42.68%; and fair market value of $0.35 per share at date of grant.

(4)
30,000 stock options were granted to Jacob Inbar on September 13, 2007.  The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 3.50 years; risk-free interest rate of 4.47%; volatility rate of 42.58%; and fair market value of $1.02 per share at date of grant.

(5)	250,000 stock options were granted to Jacob Inbar on February 26, 2008. These options are subject to meeting performance goals and had not vested as of March 31, 2008.
(6)
25,000 stock options were granted to Edwin McAvoy on September 11, 2008. The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 6 years; risk-free interest rate of 3.61%; volatility rate of 64.01%; and fair market value of $0.62 per share at date of grant.

(7)
25,000 stock options were granted to Edwin McAvoy on September 13, 2007. The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 6 years; risk-free interest rate of 4.47%; volatility rate of 42.58%; and fair market value of $1.02 per share at date of grant.

(8)	50,000 stock options were granted to Edwin McAvoy on February 26, 2008. These options are subject to meeting performance goals and had not vested as of March 31, 2008.
(9)
25,000 stock options were granted to Tiberiu Mazilu on September 11, 2008.  The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 3.50 years; risk-free interest rate of 2.86%; volatility rate of 42.68%; and fair market value of $0.35 per share at date of grant.

(10)
25,000 stock options were granted to Tiberiu Mazilu on September 13, 2007.  The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 3.50 years; risk-free interest rate of 4.47%; volatility rate of 42.58%; and fair market value of $1.02 per share at date of grant.

(11)
The assumptions made in the valuation of awards in the option awards columns are set forth in Note 5 to our Consolidated Financial Statements on Form 10KSB filed for the fiscal year ended March 31, 2008 and Form 10K filed for the fiscal year ended March 31, 2009.

(12)	Represents payments for car allowances to each of the named executive officers.

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of March 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis -able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Jacob Inbar (1)	5,000	-	-	$3.063	7/26/2010	-	-	-	-
Jacob Inbar (1)	300,000	-	-	$0.970	5/30/2011	-	-	-	-
Jacob Inbar (1)	2,500	-	-	$0.650	9/17/2011	-	-	-	-
Jacob Inbar (2)	22,500	7,500	-	$1.050	6/8/2010	-	-	-	-
Jacob Inbar (3)	20,000	10,000	-	$0.900	9/7/2011	-	-	-	-
Jacob Inbar (4)	10,000	20,000	-	$1.020	9/13/2012	-	-	-	-
Jacob Inbar (5)	-	250,000	-	$1.500	2/26/2013	-	-	-	-
Jacob Inbar (6)	-	35,000	-	$1.010	9/11/2013	-	-	-	-
Edwin McAvoy (1)	250,000	-	-	$0.970	5/30/2011	-	-	-	-
Edwin McAvoy (1)	60,000	-	-	$0.140	3/14/2013	-	-	-	-
Edwiln McAvoy (1)	20,000	-	-	$0.670	10/28/2013	-	-	-	-
Edwin McAvoy (1)	25,000	-	-	$1.420	6/14/2014	-	-	-	-
Edwin McAvoy (7)	18,750	6,250	-	$1.050	6/8/2015	-	-	-	-
Edwin McAvoy (8)	16,666	8,334	-	$0.900	9/7/2016	-	-	-	-
Edwin McAvoy (9)	8,333	16,667	-	$1.020	9/13/2017	-	-	-	-
Edwin McAvoy (5)	-	50,000	-	$1.500	2/26/2018	-	-	-	-
Edwin McAvoy (10)	-	25,000	-	$1.010	9/11/2018	-	-	-	-
Tiberiu Mazilu (1)	250,000	-	-	$0.970	5/30/2011	-	-	-	-
Tiberiu Mazilu (7)	18,750	6,250	-	$1.050	6/8/2010	-	-	-	-
Tiberiu Mazilu (8)	16,666	8,334	-	$0.900	9/7/2011	-	-	-	-
Tiberiu Mazilu (9)	8,333	16,667	-	$1.020	9/13/2012	-	-	-	-
Tiberiu Mazilu (10)	-	25,000	-	$1.010	9/11/2013	-	-	-	-

(1)	These options were fully vested as of March 31, 2008.
(2)	7,500 options vest each year on June 8 starting June 8, 2006.
(3)	10,000 options vest each year on September 7 starting on September 7, 2007.
(4)	10,000 options vest each year on September 13 starting on September 13, 2008.
(5)
50% will vest upon receipt of a first monthly payment by Mica-Tech of a minimum of $160,000 from a Demand Response program not later than December 31, 2009 for management of a minimum of 20 MW of power and the remaining 50% will vest on reaching the second target as defined in the Mica-Tech documents no later than December 31, 2010.

(6)	11,666 options vest each year on September 11 starting September 11, 2009.
(7)	6,250 options vest each year on June 8 starting June 8, 2006.
(8)	8,333 options vest each year on September 7 starting September 7, 2007.
(9)	8,333 options vest each year on September 13 starting September 13, 2008.
(10) 8,333 options vest each year on September 11 starting September 11, 2009.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended March 31, 2009.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen -sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Richard Flatow (1)	$18,000	-	$9,827 (3)	-	-	-	$27,827
Gerald Starek (2)	$18,000	-	$9,827 (3)	-	-	-	$27,827

(1)	The aggregate number of stock awards and option awards issued to Mr. Flatow and outstanding as of March 31, 2009 is 0 and 15,000, respectively.
(2)	The aggregate number of stock awards and option awards issued to Mr. Starek and outstanding as of March 31, 2009 is 0 and 15,000, respectively.
(3)
Each 15,000 stock options were granted to Mr. Flatow and Mr. Starek on September 11, 2008.  The value of the option award was calculated using the Black-Scholes option pricing model based on the following assumptions: weighted average life of 6.25 years; risk-free interest rate of 3.61%; volatility rate of 68.12%; and fair market value of $0.66 per share at date of grant.

Directors who are also officers of the Company receive no additional compensation for their services as directors. For fiscal 2009, each non-employee director received an annual retainer and meeting fees of $18,000, plus out of pocket expenses.  Additionally, these non-employee directors were awarded options during the fiscal year ended March 31, 2009, to purchase 15,000 shares of Common Stock at a price of $1.01 per share.  In addition, under the terms of the Company's 2005 Equity Incentive Plan, each non-employee director may receive discretionary awards of shares of Common Stock.  Non-employee directors are not eligible to be considered for the grant of Incentive Stock Options.  No non-employee director may be granted Options in excess of 50,000 shares of Common Stock during any one calendar year.

Certain Relationships and Related Transactions

Since the beginning of the Company’s 2009 fiscal year, there have not been any transactions, consummated or currently proposed to consummated, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The Company has a policy regarding review, approval or ratification of transactions with related persons.

In the event that a related party transaction is contemplated, the transaction is discussed with the Company’s Principle Financial Officer and notification is sent to the Chief Executive Officer. Details of the proposed transaction to be discussed include:

•	The identification of the related party and the affiliation to the Company;
•	The nature of the proposed transaction and the amount of the transaction;
•	Supporting evidence to support the arm's length nature of the proposed transaction including the terms and manner of settlement had the parties not been related; and
•	The anticipated impact on the Company’s financial statement and disclosure.

The details stated above are sent in writing to the non-management members of the Board of Directors, for the purpose of assessing the transaction and granting their consent.

BOARD OF DIRECTORS AND COMMITTEES

Committees of the Board

The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee.  Both Committees are composed of Messrs. Flatow and Starek, with Mr. Flatow serving as chairman of the Compensation Committee and Mr. Starek serving as chairman of the Audit Committee.  No member of either committee is a former or current officer or employee of the Company.

The Compensation Committee reviews executive salaries and administers any bonus, incentive compensation and stock option plans of the Company, including the Company's Amended and Restated 1995 Stock Incentive Plan and 2005 Equity Incentive Plan.  In addition, the Compensation Committee consults with management of the Company regarding pension and other benefit plans, and compensation policies and practices of the Company.

The Audit Committee was established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1933, as amended.  The Audit Committee reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company's system of internal accounting controls.  The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.  The report of the audit committee is attached as Exhibit “A” to this proxy statement.  Our Board of Directors has adopted a written charter for the audit committee.

The Company does not have a nominating committee.  Nominations for the election of directors are made by the full Board of Directors.

We have no policy with regard to attendance by Board Members at our Annual Meetings.  Jacob Inbar, Tiberiu Mazilu, Edwin McAvoy, and Richard Flatow, all duly elected members of the board, were in attendance at our September 11, 2008 Annual Meeting.

Board and Committee Attendance

From April 1, 2008 through March 31, 2009, the end of the Company's most recent fiscal year, the Board of Directors held six meetings.  No director attended fewer than 84% of the aggregate of all meetings of the Board of Directors and the committees to which he was named.  The Audit Committee held four meetings and the Compensation Committee held two meetings during the fiscal year.

Audit Committee Financial Expert

Two board members, Gerald Starek, and Richard Flatow, qualify as Audit Committee Financial Experts.  Item 407 of Regulation S-K defines an “audit committee financial expert”  as a person who has the following attributes:

•	An understanding of generally accepted accounting principles and financials statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•
Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal control over financial reporting; and

•	An understanding of audit committee functions.

Each of our Audit Committee Financial Experts is independent, as independence is defined in Rule 4200(a)(15) of FINRA’s listing standards.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for stockholders to send communications to its members.  Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

AML Communications Inc.
Attn:  Corporate Secretary
1000 Avenida Acaso
Camarillo, CA  93012
Telephone: (805) 388-1345

If a communication is sent to our address, we will forward any such communication to the Board member.  If the stockholder would like the communication to be confidential, it should be so marked.

NOMINATIONS TO THE BOARD OF DIRECTORS

Our Board of Directors acts as our nominating committee.  We do not have a charter governing the manner in which individuals are nominated to the Board of Directors.  Two of our five directors are “independent”, as the term is defined in Rule 4200(a)(15) of FINRA’s listing standards.

The Board of Directors, acting as a nominating committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders.  The Board of Directors has made no determination as to whether or not such a policy should be adopted.  The Board of Directors will consider candidates recommended by stockholders. In addition, our bylaws permit stockholders to nominate directors or propose other business for consideration at an annual meeting.  Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors.  Because our Board is small, our goal is to achieve a balance among the members, so that the knowledge, experience and capabilities each brings to the group will complement the others.  To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry and diversity of business experience and expertise, among other factors.  Although none of our stockholders has submitted the name of a candidate for nomination as a director to us, the Board would not use different standards to evaluate such a nominee.  To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors.  All of our nominees are directors standing for re-election.  Three of the directors standing for re-election are also our officers.  Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, certain officers of the Company and persons holding more than 10% of the Company's Common Stock to file reports concerning their ownership of Common Stock by dates established under the Exchange Act and also requires that the Company disclose in the Proxy Statement any non-compliance with those requirements during the fiscal year ended March 31, 2009.  Based solely upon a review of reports delivered to the Company for fiscal year 2009, the Company believes that all Section 16(a) filing requirements were satisfied.

STOCKHOLDER PROPOSALS

 Stockholder Proposals

The Company’s Bylaws require advance notice of any matter, including director nominations, proposed to be brought for consideration by a stockholder before a meeting of the Company’s stockholders. In order for such notice to be timely, it must be received by the Company’s Secretary not less than 60 days nor more than 90 days prior to the date of the meeting or, in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then advance notice must be received not later than the closing of business on the 10th day following the day on which notice of the date of the meeting was mailed or was otherwise publicly disclosed.  Proposals of stockholders of the Company that are intended to be presented at the Company’s 2010 annual meeting and that any such stockholder desires to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than by June 10, 2010, which is 60 calendar days prior to the next year’s anticipated proxy mailing date.  Upon timely receipt of any such proposal, the Board of Directors of the Company will review any proposals from eligible stockholders which it receives by that date and, with the advice of counsel, will determine whether any such proposal will be included in its 2010 proxy solicitation materials under applicable proxy rules of the Securities and Exchange Commission.

No proposals have been submitted by stockholders for consideration at the Annual Meeting.  Stockholder proposals for the 2009 Annual Meeting must be received no later than the closing of business on August 17, 2009, the 10th day following the day on which notice of the date of the meeting will be mailed.  Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder, including such information as name, address, occupation and shares of stock owned.   Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of requirements will be forwarded to any stockholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

CODE OF ETHICS

On July 15, 2005, our Board of Directors approved the adoption of the “Code of Business Conduct and Ethics” policy.  We will provide to any person, without charge, upon request, a copy of our Code of Ethics.  A request for a copy should be made in writing to AML Communications Inc., Attn: Corporate Services, 1000 Avenida Acaso, Camarillo, CA  93012.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting.  If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORT

The Company’s 2009 Annual Report to Stockholders is being mailed to stockholders together with this Proxy Statement.  Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

The Company will provide to any stockholder, without charge, additional copies of its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 including financial statements, filed with the SEC, upon the request of such stockholder.  Requests should be directed to AML Communications, Inc., Attention: Investor Relations, 1000 Avenida Acaso, Camarillo, CA  93012.

By Order of the Board of Directors, /s/ Edwin J. McAvoy Edwin J. McAvoy Secretary

Camarillo, California
July 24, 2009

EXHIBIT “A”

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following audit committee report shall not be deemed to be "soliciting material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

July 24, 2009

The audit committee reviews the Company's financial reporting process on behalf of the AML's board of directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements.  The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from AML Communications, Inc., and its management.  The audit committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditor's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2009.

Submitted by the AML Communications, Inc. Audit Committee
Gerald M. Starek, Chairman
Richard W. Flatow